Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL

TENDER OF COMMON STOCK OF DAKOTA GROWERS PASTA COMPANY, INC.
CUSIP # 23422p 10 6

Pursuant to the Offer to Purchase dated              , 2007
by Dakota Growers Pasta Company, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., MINNEAPOLIS, MINNESOTA TIME, ON , 2007, UNLESS THE OFFER IS EXTENDED.

You should read carefully all of the instructions to this Letter of Transmittal, including the “General Instructions” on Page 2 before completing this Letter of Transmittal. All shareholders must properly complete Boxes A, B, and G.

Delivery of this Letter of Transmittal to an address other than as set forth on Page 2 will not constitute a valid delivery to the Depositary and Paying Agent.

FOR OFFICE USE ONLY	Debit shares ☐ Partial ☐ Alt. Payee ☐ One Time Del. ☐ Approved ☐ Input ☐ Audit ☐ Mailed ☐

BOX A—Signature of Registered Shareholders	BOX B—Shares Tendered and Certificate(s) Enclosed, If Any
(Must be signed by all registered shareholders)	Number of Shares Represented by Each Book Entry and/or Certificate

Signature

Signature

Telephone Number	Total Shares Tendered:

BOX C—New Registration Instructions	BOX D—One Time Delivery Instructions
To be completed ONLY if the check is to be issued in the name(s) of someone other than the registered holder(s) in Box E. ISSUE TO:	To be completed ONLY if the check is to be delivered to an address other than that in Box E. MAIL TO:

Name	Name

Street Address	Street Address

City, State and Zip Code	City, State and Zip Code

Please remember to complete and sign the Substitute Form W-9 in Box G on the next page or, if applicable, the enclosed Form W-8BEN.

BOX E- Name and Address of Registered Holder(s)	BOX F—Medallion Guarantee (Required only if Box C is Completed)
Please make any address corrections below	If you have completed Box C, your signature must be Medallion Guaranteed by an eligible financial institution.
indicates permanent address change

Note: A notarization by a notary public is not acceptable

BOX G - Important Tax Information - Substitute Form W-9

Please provide the Taxpayer Identification Number (“TIN”) of the person or entity receiving payment for the above described shares. This box must be signed by that person or entity, thereby making the following certification:

Tax ID or Social Security Number
CERTIFICATION—Under penalties of perjury, the undersigned hereby certifies the following:

(1) The TIN shown above is the correct TIN of the person who is submitting this Letter of Transmittal and who is required by law to provide such TIN, or such person is waiting for a TIN to be issued, and (2) the person who is submitting this Letter of Transmittal and who is required by law to provide such TIN is not subject to backup withholding because such person has not been notified by the Internal Revenue Service (“IRS”) that such person is subject to backup withholding, or because the IRS has notified such person that he or she is no longer subject to backup withholding, or because such person is an exempt payee; (3) I am a US citizen or US resident alien.

Signature:	Date:

NOTICE TO NON-RESIDENT ALIENS (SHAREHOLDERS WHOSE CITIZENSHIP IS IN A COUNTRY OTHER THAN THE UNITED STATES): THE ENCLOSED W-8BEN FORM MUST BE COMPLETED AND RETURNED FOR CERTIFICATION OF FOREIGN STATUS. FAILURE TO DO SO WILL SUBJECT YOU TO WITHHOLDING UP TO 30% OF ANY PAYMENT DUE.

General Instructions
Please read this information carefully.

•        BOX A-Signatures: All registered shareholders must sign as indicated in Box A. If you are signing on behalf of a registered shareholder or entity your signature must include your legal capacity.

YOUR GUARANTOR (BANK/BROKER) WILL REQUIRE PROOF OF YOUR AUTHORITY TO ACT. CONSULT YOUR GUARANTOR FOR THEIR SPECIFIC REQUIREMENTS. YOU MAY ALSO VIEW THE SECURITIES TRANSFER ASSOCIATION (STA)  RECOMEMENDED REQUIREMENTS ON-LINE AT WWW.STAI.ORG.

•        BOX B-Certificate Detail:  List all Book Entry and/or Certificated shares tendered in Box B.

•        BOX C-New Registration:  Provide the new registration instructions (name, address and tax identification number) in Box C. All changes in registration require a Medallion Signature Guarantee. Joint registrations must include the form of tenancy. Custodial registrations must include the name of the Custodian (only one). Trust account registrations must include the names of all current acting trustees and the date of the trust agreement. If this transaction results in proceeds at or above $6,000,000.00 in value please contact Wells Fargo Shareowner Services at the number listed below.

•        BOX D-One Time Delivery:  Any address shown in Box D will be treated as a one-time only mailing instruction.

•        BOX E-Current Name and Address of Registered Shareholder:  If your permanent address should be changed on Wells Fargo Shareowner Services records, please make the necessary changes in Box E.

•        BOX F-Signature Guarantee:  Box F (Medallion Guarantee) only needs to be completed if the name on the check will be different from the current registration shown in Box E. This guarantee is a form of signature verification which can be obtained through an eligible financial institution such as a commercial bank, trust company, securities broker/dealer, credit union or savings institution participating in a Medallion program approved by the Securities Transfer Association.

•        BOX G-Important Tax Information - Substitute Form W-9:  Please provide your social security or other tax identification number on the Substitute Form W-9 and certify that you are not subject to backup withholding. Failure to do so will subject you to the applicable federal income tax withholding from any cash payment made to you pursuant to the tender offer.

•        Deficient Presentments:  If you request a registration change that is not in proper form, the required documentation will be requested from you.

•        Returning Letter of Transmittal: This Letter of Transmittal is to be used by shareholders of Dakota Growers Pasta Company, Inc. for tendering shares of Dakota Growers Pasta Company, Inc. common stock through an account maintained by the Paying Agent (as described in Section 3 “Procedures for Tendering Shares” of the Offer to Purchase). Return this Letter of Transmittal to Wells Fargo Shareowner Services at the address below.

Wells Fargo Bank, N.A.

By Mail:	By Registered, Hand or Overnight Courier:
Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64854 St. Paul, Minnesota 55164-0854	Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions 161 North Concord Exchange South St. Paul, Minnesota 55075

For additional information please contact our Shareowner Relations Department at 1-800-380-1372.